UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2015

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Credit Agreement

On June 10, 2015, Inventure Foods, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 3 to Credit Agreement (the “Amendment”) with the Company’s subsidiary borrowers party thereto (together with the Company, the “Borrowers”), the lenders party thereto and U.S. Bank National Association, as administrative agent (“Administrative Agent”), under that certain Credit Agreement, dated as of November 8, 2013, by and among the Borrowers, the lenders party thereto and the Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The Amendment provides for two incremental term loans under the Credit Agreement in an aggregate principal amount of up $12 million (the “Bridge Loan”), with the first incremental term loan being made on or about June 10, 2015 in the amount of $6 million and the second incremental term loan available to the Company on or after July 1, 2015 (but prior to July 30, 2015) in the amount of $6 million, subject to certain conditions precedent.  The Bridge Loan has a maturity date of July 31, 2015 and bears interest at a rate per annum equal to the sum of (i) the quotient of (a) the Eurodollar Base Rate (as defined in the Credit Agreement) applicable to the relevant Interest Period (as defined in the Credit Agreement) divided by (b) one minus the Reserve Requirement (expressed as a decimal) (as defined in the Credit Agreement) applicable to such Interest Period, plus (ii) 6.00% per annum.

The proceeds from the Bridge Loan will be used for working capital needs, primarily related to the Company’s recent precautionary recall of certain products related to its Jefferson, Georgia facility, and other general corporate purposes. Any amounts repaid or prepaid in respect of the Bridge Loan may not be reborrowed.

The foregoing description of the Amendment does not purport to be complete and the references to the Amendment are qualified in their entirety by reference to the copy of the Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item with respect to the Amendment is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1

Amendment No. 3 to Credit Agreement, dated as of June 10, 2015, by and among Inventure Foods, Inc., the subsidiary borrowers party thereto, the lenders party thereto and U.S. Bank National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2015	INVENTURE FOODS, INC.

	By:	/s/ Steve Weinberger
Name: Steve Weinberger
Title: Chief Financial Officer